UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2016
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Senior Vice President, Chief Financial Officer

On June 28, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Darden Restaurants, Inc. (the “Company”) approved an additional equity grant under the Company’s long-term incentive program for Ricardo Cardenas, Senior Vice President and Chief Financial Officer of the Company, in connection with his appointment to that position by the Board on March 9, 2016. Mr. Cardenas will receive an equity grant with an aggregate value of $500,000 in addition to his usual target annual equity grant. The grant will be made 1/3 in performance-based restricted stock units tied to return on invested capital (“ROIC PSUs”), 1/3 in performance-based restricted stock units tied to relative total shareholder return (“TSR PSUs”) and 1/3 in stock options. The grant will be issued on July 27, 2016.

Compensatory Arrangements of President, Olive Garden and Executive Vice President, Darden Restaurants

On June 28, 2016, the Compensation Committee approved an additional equity grant under the Company’s long-term incentive program for David C. George, President, Olive Garden and Executive Vice President, Darden Restaurants, in connection with his expanded role and appointment to that position approved by the Board on March 9, 2016. Mr. George will receive an equity grant with an aggregate value of $500,000 in addition to his usual target annual equity grant. The grant will be made 1/3 in ROIC PSUs, 1/3 in TSR PSUs and 1/3 in stock options. The grant will be issued on July 27, 2016.

Also on June 28, 2016, the Compensation Committee approved a retention grant under the Company’s long-term incentive program for Mr. George. Mr. George will receive a grant of restricted stock units (“RSUs”) with an aggregate value of $1,000,000. The RSUs will vest three years after issuance or following an earlier involuntary not-for-cause termination. The grant will be issued on July 27, 2016.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amended and Restated Articles of Incorporation

On June 29, 2016, the Board approved, and the Company filed with the State of Florida, Amended and Restated Articles of Incorporation for the Company (the “Restated Articles”). The only amendments included in the Restated Articles were the removal of outdated historical information as permitted by Florida law, including the address of the Company’s initial principal office, the name and address of the original registered agent for the Company, the name and address of the incorporator, and the names and addresses of the initial directors of the Company. A copy of the Restated Articles is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Bylaws

On June 29, 2016, the Board approved an amendment to the Company’s Bylaws to delete Article VI, Section 7 of the Bylaws, which provided for the designation of Orange County, Florida, as the exclusive forum for certain stockholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to the Florida Business Corporation Act or the Company’s Articles of Incorporation or Bylaws and claims governed by the internal affairs doctrine (the “Exclusive Forum Provision”). The Exclusive Forum Provision had been the subject of a ratification vote at the Company’s 2015 Annual Meeting of Shareholders, and as previously reported the shareholders of the Company did not ratify the Exclusive Forum Provision at that meeting. A copy of the Bylaws as amended is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation, dated June 29, 2016
3.2	Bylaws, as amended through June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Date: July 5, 2016		Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation, dated June 29, 2016
3.2	Bylaws, as amended through June 29, 2016